                                                                    EXHIBIT 10.3

                         MASTER COOPERATION AGREEMENT
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     This MASTER COOPERATION AGREEMENT (the "Agreement") is dated as of the 1st day of April, 1997, by and between Epitaxx, Inc. ("Epitaxx"), a Delaware corporation with its principal offices at 7 Graphics Drive, West Trenton, New Jersey and Nippon Sheet Glass Co., Ltd. ("NSG"), a corporation organized under the laws of Japan with its principal offices at NSG Tokyo Bldg., 1-7, 2-chome, Kaigan, Minato-ku, Tokyo, 105 Japan.

     WHEREAS, Epitaxx is desirous of obtaining from NSG the full benefit and support derived from their affiliation, including the financial, managerial, research and development, sales and marketing, and technological strengths of such affiliation;

     WHEREAS, Epitaxx and NSG, with full regard for and subject to the obligations of each of them and each of their officers and directors pursuant to applicable law, are desirous of cooperating in the formulation and implementation of principles and policies and the provision to Epitaxx by NSG of managerial resources, personnel, banking and credit services, research and development, sales and marketing, and information exchange on Epitaxx' worldwide product strategy; and,

     WHEREAS, Epitaxx and NSG have entered into a Research and Development Agreement, Distribution Agreement and a Management Services Agreement contemporaneously herewith, pursuant to which NSG has agreed to provide to Epitaxx certain services all as set forth herein and in such agreements;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Areas of Cooperation
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     (a) NSG and Epitaxx agree to cooperate, in order to pursue the effective business development and synergy of the Epitaxx's business and NSG's Fiber Optics related business, to make efforts to mutually utilize valuable resources and information for the above mentioned purpose and to implement such cooperation have entered into the agreements described in 1(b)-(d) below.

     (b) NSG shall provide Epitaxx with management and financial support and advisory services pursuant to a Management Services Agreement to be entered into by Epitaxx and NSG contemporaneously herewith (the "Management Services Agreement"), including, without limitation, provision of services of specialized personnel and productivity improvement advice, assistance in the development of customer relationships in Asia and Europe, and the provision of credit support and loan guarantees to Epitaxx;

     (c) NSG shall continue the provision of research and development services to Epitaxx pursuant to Research and Development Agreement between Epitaxx and NSG entered into contemporaneously herewith (the "Research and Development Agreement"); and

     (d) NSG shall continue the provision of exclusive customer support and sales, marketing and distribution services for Epitaxx products in Japan under a Distribution Agreement (the "Distribution Agreement").


     The Management Services Agreement, Research and Development Agreement and Distribution Agreement are collectively referred to herein as the "Services Agreements".

     NSG shall provide such other strategic and financial planning advice and services as may be reasonably requested by Epitaxx. Epitaxx shall provide such information to NSG as NSG shall request from time to time to enable NSG to perform its responsibilities hereunder and shall pay compensation to NSG as set forth in the respective Services Agreements.

2.   Term of Agreement
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     The initial term of this Agreement will commence on April 1, 1997 and terminate on March 31, 2000. After the initial term, this Agreement will be automatically renewed for successive three (3) year periods unless one of the parties gives written notice to the other party that it desires to terminate this Agreement and such written notice is received by the other party no later than thirty (30) days prior to the end of the initial term or any subsequent term of this Agreement.

3.   Independent Relationship
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     This Agreement shall not create and shall not be construed to create any relationship of agency, partnership or employment between Epitaxx and NSG. Epitaxx and NSG are and shall remain independent parties.

4.   Miscellaneous
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     (a)  Notices.  All notices, requests, consents and other communications
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          hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

          If to Epitaxx:

                  Epitaxx, Inc.
                  7 Graphics Drive
                  West Trenton, New Jersey  08628
                  Attention: Noboru Hiraguri, Chief Executive Officer

          If to NSG:

                  Nippon Sheet Glass Co., Ltd.
                  NSG Tokyo Bldg.
                  1-7, 2-chome, Kaigan
                  Minato-ku, Tokyo, 105 JAPAN
                  Attention: Kenji Fujiwara, General Manager, Fiber Optics Division

          All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     (b)  Entire Agreement.  This Agreement embodies the entire agreement and
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          understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c)  Modifications and Amendments. The terms and provisions of this
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          Agreement may be modified or amended only by written agreement executed by all parties hereto.

     (d)  Waivers and Consents.  No waiver of the terms and provisions of this
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          Agreement or consent for the departure therefrom shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e)  Assignment.  The rights and obligations under this Agreement may not
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          be assigned by either party hereto without the prior written consent of the other party.

     (f)  Benefit.  All statements, representations, warranties, covenants and
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          agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     (g)  Governing Law.  This Agreement and the rights and obligations of the
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          parties hereunder shall be construed in accordance with and governed by the law of the State of New Jersey, without giving effect to the conflict of law principles thereof.

     (h)  Arbitration.  Any controversy, dispute or claim arising out of or in
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          connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in the State of New Jersey, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association Trenton, New Jersey shall make the necessary appointments of such arbitrator(s). The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of New Jersey shall govern.

     (i)  Jurisdiction and Service of Process.  Any legal action or proceeding
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          with respect to this Agreement shall be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in
          Section 5(a) hereof.

     (j)  Severability.  In the event that any court of competent jurisdiction
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          shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     (k)  Headings and Captions.  The headings and captions of the various
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          subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (l)  No Waiver of Rights, Powers and Remedies.  No failure or delay by a
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          party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (m)  Counterparts.  This Agreement may be executed in one or more
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          counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Epitaxx and NSG have caused this Agreement to be executed by their duly authorized officers, under seal, as of the date first specified above.

                                 EPITAXX, INC.



                                 By:      /s/ Noburu Hiraguri
                                 Name:    Noboru Hiraguri
                                 Title:   Chief Executive Officer



                                 NIPPON SHEET GLASS CO., LTD.



                                 By:      /s/ Kenji Fujiwara

                                 Name:    Kenji Fujiwara
                                 Title:   General Manager, Fiber Optics Division




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